UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2006

AMERICAN ECOLOGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	0-11688	95-3889638
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lakepointe Centre I, 300 E. Mallard, Suite 300 Boise, Idaho	83706
(Address of principal executive offices)	(Zip Code)

(208) 331-8400

(Registrant’s telephone number, including area code)

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Item 7.01	Regulation FD Disclosure.

During American Ecology Corporation’s (the “Company”) third quarter of 2006 earnings conference call held on October 18, 2006, the Company disclosed that revenues attributable to its Honeywell International Jersey City contract (“Honeywell”) were approximately 46% of total revenues for the third quarter of 2006. The Company had previously disclosed that revenues for the second quarter of 2006 attributable to Honeywell contract were approximately 43%.

The calculation used in the second quarter of 2006 was not consistent with the calculation used in the third quarter of 2006. The calculation of Honeywell revenue as a percent of total revenue for the second quarter of 2006 included revenues deferred under generally accepted accounting principles (“GAAP”). In contrast, the Honeywell revenue as a percent of total revenue calculation disclosed during the third quarter 2006 earnings conference call excluded all deferred revenue under GAAP.

To address this inconsistency between the second and third quarter of 2006 Honeywell contract revenue calculations, the Company is disclosing revenue attributable from Honeywell as a percent of total revenue using both methods for the second and third quarters of 2006 in the table below. Going forward, Honeywell contract revenue will be reported excluding deferred revenue. Further, the table below presents a revision to the Honeywell revenue as a percent of total revenues for the third quarter of 2006 from the percentage disclosed during the earnings conference call, lowering this percentage from approximately 46% of total revenues to 45% of total revenues.

	Q3 2006	Q2 2006
Honeywell revenue as a percentage of total revenue excluding deferred revenue	45.0%	36.9%

Honeywell revenue as a percentage of total revenue including deferred revenue	53.8%	43.4%

The information in this report is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

American Ecology Corporation
(Registrant)
Date: October 18, 2006	/s/ Jeffrey R. Feeler
Jeffrey R. Feeler Vice President, Controller and Chief Accounting Officer

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